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                                                                    Exhibit 10.3


                            SALE OF ASSETS AGREEMENT

         THIS SALE OF ASSETS AGREEMENT ("Agreement") made this ______ day of ____________, 2000 by and between STAR SERVICES GROUP, INC., a Florida corporation, or its assigns, ("Buyer") and PEERLESS DADE, INC., d/b/a Dade Recycling & Disposal, a Florida corporation, ("Seller" or "Dade Recycling").

                               W I T N E S S E T H

         WHEREAS, Peerless Dade, Inc. ("Dade Recycling") owns and operates a construction and demolition debris landfill and associated materials recovery facility ("MRF") located at 15490 NW 97th Avenue, Miami, Florida; and

         WHEREAS, Buyer desires to operate the MRF, in accordance with all existing federal, state and local permits and applicable laws and Seller desires to contract with Buyer to operate the MRF; and

         WHEREAS, the Buyer desires to purchase and Dade Recycling desires to sell certain equipment and other assets owned by Dade Recycling required to operate the MRF; and

         NOW THEREFORE, in consideration of the mutual promises, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

         SECTION 1. ASSETS PURCHASED FROM PEERLESS DADE, INC. Peerless Dade, Inc. ("Dade Recycling") agrees to sell to Buyer and Buyer agrees to purchase from Dade Recycling, on the terms and conditions set forth in this Agreement, the equipment and other assets set forth on Schedule 1 hereto ("Dade Recycling Assets"). The Dade Recycling Assets specifically include, but are not limited to, the right to operate the MRF under Dade Recycling's existing permits.

         SECTION 2. EXCLUDED DADE RECYCLING ASSETS. Excluded from this sale and purchase are those items of equipment set forth in Schedule 2 hereto and any other assets of Peerless Dade, Inc., d/b/a Dade Recycling & Disposal, not specified in Schedule 1 hereto. The Dade Recycling Assets shall not include any cash from Dade Recycling's operation of the MRF for business related to services performed on or before the Closing Date, as defined in Section 5, or any advances, deposits or prepaid items.

         SECTION 3. PURCHASE PRICE. The total purchase price ("Purchase Price") for the Dade Recycling Assets shall be paid and allocated as follows:

                   3.1 STOCK CONSIDERATION. The Buyer shall transfer One Hundred Thousand (100,000) shares of fully paid, registered and nonassessable common shares of Star Services Group, Inc. publicly trade stock ("Stock Consideration") to the individual shareholders of Peerless Dade, Inc. or their respective designees and/or nominees in accordance with their respective ownership interests and as designated at Closing (as defined in Section 5) by the President of Dade Recycling. The Stock Consideration shall be delivered within fifteen (15) business days of the Closing (as defined in Section 5). The parties agree that Derek Parrish of Blount, Parrish & Company in Montgomery, Alabama ("Parrish") shall be authorized to act as agent for the shareholders of Peerless Dade, Inc. for the receipt of the Stock Consideration from the Buyer's transfer agent. The Stock Consideration shall be delivered to Parrish in accordance with written instructions provided to Buyer by the President of Peerless Dade, Inc. at the Closing. All one hundred thousand (100,000) shares will be freely tradeable as of January 2, 2002. It is further understood and agreed by the parties hereto that the sale or transfer of the Stock Consideration by the individual shareholders of Peerless Dade, Inc. will be restricted only as set forth above (the "Restricted Stock"). The share certificates received for the Restricted Stock shall bear a restrictive legend making said shares subject to the terms and conditions of this Section.

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                 3.2 CASH CONSIDERATION. As additional consideration, the Buyer shall pay Dade Recycling the sum of $630,850.50 in forty eight (48) monthly installments of $16,000.00 each, which includes interest at the rate of ten percent (10%) per annum ("Cash Consideration"). This obligation shall be represented by a promissory note in substantially the form set forth in Exhibit "A" hereto ("Note"), to be made and delivered by the Buyer at Closing (as defined in Section 5). The Cash Consideration shall be allocated to the purchase of Dade Recycling's equipment.

                 3.3 LEASE OF DADE RECYCLING'S MATERIALS RECOVERY FACILITY. As additional consideration, the Buyer shall lease twenty (20) acres, more or less, more specifically described in the Lease Agreement attached hereto and incorporated herein by reference as Exhibit "B", and Dade Recycling's MRF located on Tract 55 for a period of forty eight (48) months from the date of Closing in accordance with the terms and conditions of the Lease Agreement, Exhibit "B".

                  3.4 DISPOSAL OF BUYER'S MATERIALS.

                  (a) During the first two (2) years of the lease agreement for the MRF, Buyer will have the right to deliver to the Landfill working face and dispose of 300,000 cubic yards of clean concrete ("Concrete") in Dade Recycling's construction and demolition debris landfill ("Landfill") at no cost.

                  (b) In addition, during the term of the lease agreement for the MRF, the Buyer is granted the exclusive right to dispose of 600,000 cubic yards of recovered screen materials from the MRF (the "MRF RSM"), recovered screen materials from off-site locations (the "Off-site RSM"), and RSM which has been processed a second time by passing through a 3/4 inch screen (the "Fines") in the Landfill. The disposal fee at the Landfill for RSM shall be $4.00 per cubic yard. The disposal fee at the Landfill for the Fines shall be $1.50 per cubic yard. Buyer agrees to load the MRF RSM and MRF Fines into Dade Recycling's trucks and Seller agrees to deliver the MRF RSM and MRF Fines to the Landfill. Buyer shall deliver or shall have delivered the Off-site RSM and the Off-site Fines to the Landfill working face.

                  (c) During the term of the lease, at a minimum, Buyer must make available, to be loaded by Buyer into Seller's trucks and Seller must collect, all of Buyer's RSM and Concrete from its operation of the Dade Recycling MRF. In the event Buyer does not utilize or make available for collection a pro-rata portion each year of the lease term of the 300,000 (first two years only) and 600,000 cubic yards of Concrete and RSM disposal airspace, respectively, then Dade Recycling reserves the right to use or sell the unused portion of said disposal airspace for that year. Nothing herein shall require Seller to receive more than 600,000 cubic yards of RSM or more than 300,000 cubic yards of Concrete.

                  (d) In the event that Seller fails to collect and dispose of the MRF RSM as required by Section 3.4(c), then Seller shall reimburse Buyer for any additional and reasonable costs it may incur for the collection, transport and disposal of said MRF RSM at another facility.

                  3.5 PROCESSING OF METALS. As additional consideration for this Agreement and as a material inducement to Seller to enter into this Agreement, Buyer agrees that NAMCO Metals Management, Inc. ("NAMCO"), an affiliated company of Seller, shall have an exclusive right of first refusal to purchase all ferrous metals recovered by Buyer during its operation of the MRF and all ferrous metals recovered or recycled by Buyer at any of its transfer stations or materials recovery facilities in Miami-Dade, Broward, Palm Beach or Collier Counties, Florida. NAMCO, an affiliate of Dade Recycling, shall pay Buyer for the recovered metals at a rate provided in Exhibit C attached hereto.

                  3.6 ADJUSTMENTS.

                    (a) The operation of the Dade Recycling MRF (Seller's Business") and related income and expenses up to the close of business on the day before the Closing (as defined in Section 5) shall be for the account of Seller and thereafter for the account of the Buyer. Expenses, including but not limited to utilities, license fees, personal or real property taxes, wages, vacation pay, payroll taxes and fringe benefits of employees of the Seller's or Seller's Business, shall be pro-rated between the Seller and

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Buyer as of the close of business on the Closing Date, the proration to be made, insofar as reasonably possible, on the Closing Date, with settlement of any remaining items to be made within sixty (60) days following the Closing. Notwithstanding the above, Seller agrees that the loan balance outstanding as of the Closing Date on the loan from Peerless Dade, Inc. to Distribution Management Services, Inc. shall accrue to the benefit of Buyer and can be collected by Buyer in accordance with the terms of the Amended Operation Agreement dated December 22, 1998 with Distribution Management Services, Inc., attached hereto and incorporated herein as Exhibit "D".

                  (b) After the Closing Date, Buyer shall use commercially reasonable efforts to collect the money due the Seller from the Seller's Business prior to the Closing Date and keep records of its collection efforts and amounts collected. Seller shall provide Buyer with a list of its receivables, none of which shall be more than ninety (90) days past due (the "Seller's Accounts Receivable"). The Buyer shall forward the amounts collected to the Seller monthly. All monies received by Buyer, from customers utilizing the MRF, shall first be applied to the Seller's Accounts Receivable. One hundred and twenty (120) days after the Closing Date, Buyer shall prepare and forward to Seller a written reconciliation of the Seller's Accounts Receivable showing amounts collected and amounts uncollected during such 120 day period. After said 120 day period, Seller shall have the right to take such action as it may deem necessary to collect any remaining Seller's Accounts Receivable and Buyer shall have no further obligations in connection therewith.

         SECTION 4. INSTRUMENTS OF CONVEYANCE AND DUE DILIGENCE.

                  (a) At the Closing, the Buyer shall deliver all of the consideration, including the agreed upon shares as set forth in 3.1 and Seller shall execute and deliver to Buyer all necessary certificates of title, bills of sale, endorsements, assignments and other good and sufficient instruments and documents of conveyance and transfer as shall be required to effectuate the sale, assignment, transfer and delivery of the Dade Recycling Assets from Seller to Buyer.

                  (b) Seller shall at the Closing, as defined in Section 5, and from time to time thereafter at Buyer's request and without further consideration, execute and deliver to Buyer such instruments of transfer, conveyance and assignment in addition to those referenced above as Buyer shall reasonably request to transfer, convey and assign more effectively the Dade Recycling Assets to Buyer.

                  (c) At the Closing, Seller shall provide an updated and complete customer list showing names, addresses, service location and pricing.

                  4.1 DUE DILIGENCE. The Buyer's obligation to close under this Agreement is contingent upon Buyer being satisfied with the results of its due diligence investigation. Buyer shall have until October 5, 2000 to conclude its due diligence ("Due Diligence Period"). The Due Diligence Period may be extended by mutual agreement of the parties. After such period, the Buyer shall be deemed to be satisfied with its due diligence unless written notice is sent to Seller, within five (5) days after the Due Diligence Period, that Buyer is not satisfied with its due diligence.

         SECTION 5. CLOSING. Closing, subject to the terms and conditions of this Agreement, the sale, transfer, assignment and delivery of the Assets, the delivery of the Purchase Price, and the delivery of the other instruments and certificates required hereunder, shall take place on or before October 16, 2000, or at such other time and date as shall be mutually agreed upon by the parties hereto in writing. Such time and date shall be referred to herein as the "Closing". The date of the Closing is sometimes herein referred to as the "Closing Date".

         SECTION 6. OBLIGATIONS OF BUYER AND SELLER PRIOR TO CLOSING. From the date of this Agreement until Closing:

         (a) Seller shall afford to the representatives of Buyer access, during normal business hours and upon reasonable notice, to the premises, properties, books and records of the Seller, permit Buyer to inspect the Dade Recycling Assets, and furnish Buyer with such additional financial, corporate and

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operating data and other information as to the Dade Recycling Assets as Buyer may from time to time reasonably request; provided, however, that any furnishing of information to Buyer shall not affect Buyer's right to rely on Seller's representations and warranties made herein;

          (b) until and unless the Closing has been consummated, Buyer will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential (except such information as Buyer may be required or find necessary to disclose to any governmental agency) and will not use, and will not knowingly permit others to use, any such information in a manner detrimental to Seller;

          (c) except as otherwise provided by the prior written consent of Buyer, Seller shall conduct its business and operations diligently and in the same manner as has heretofore have been conducted, and use its best efforts to maintain its assets, facilities and organization, to keep available to Buyer the services of its officers, employees and agents, and to preserve present relationships with suppliers, customers and others with which it conducts business.

          (d) The parties to this Agreement shall have obtained, at or prior to Closing, all consents, if any, required for the consummation of the transactions contemplated by this Agreement from any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties or assets are subject.

         SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND SELLER.

                  7.1 REPRESENTATIONS AND WARRANTIES AND OBLIGATIONS. The representations and warranties of Buyer and Seller contained in this Agreement shall be accurate on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

                  7.2 COVENANTS. Each and all of the terms, covenants and conditions of this Agreement to be complied with and performed by Buyer and Seller on or before the Closing Date shall have been duly complied with and performed.

                  7.3 NO ADVERSE CHANGE. No material and adverse change in the business of the parties and/or the Dade Recycling Assets shall have occurred since execution of the Agreement. Buyer and Seller shall not have suffered any loss or damage to any of their respective properties or assets, whether or not covered by insurance, since which change, loss or damage would materially affect or impair the ability of Buyer or Seller to conduct their business.

                  7.4 SIMULTANEOUS CLOSING OF PURCHASES OF COMPANION TRANSACTIONS. Buyer has entered into contracts to purchase assets from Peerless Big Apple, Inc. and Peerless Miami Avenue, Inc. which are scheduled to close simultaneous with this transaction ("Companion Transactions"). Buyer and Seller acknowledge that the parties' obligation to close the transaction contemplated by this Agreement, including without limitation the payment of the purchase price or other consideration to Seller is conditioned upon the parties' ability to simultaneously close the purchase or the assets of all of the Companion Transactions, unless expressly waived by the parties in writing.

         SECTION 8. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby warrants, represents and covenants, with respect to the Dade Recycling Assets which are the subject of this transaction and Agreement, as of the date of the execution of this Agreement and at the Closing, that:

         (a) Seller is a Florida corporation duly organized, validly existing and in good standing under the laws of all states in which Dade Recycling Assets which are the subject of this Agreement are located, with full authority to execute and perform this Agreement, and the performance of this Agreement will not result in a breach or constitute a default under Articles, Bylaws, Contracts, and any statute, law, agreement, order or rule of any court or governmental authority by which Seller is bound;

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         (b) Seller has all necessary powers to own the Dade Recycling Assets and to operate the MRF as now owned by it; and is duly authorized, qualified and licensed under applicable laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner as now conducted;

         (c) Except as otherwise provided herein, Seller has complete and unrestricted power to sell, convey, transfer, assign and deliver to Buyer all of the Dade Recycling Assets to be sold, conveyed, transferred, assigned and delivered hereunder, and the instruments executed and delivered to Buyer hereunder are valid in accordance with their terms and are effective for the purposes contemplated;

         (d) all of the Dade Recycling Assets described in Schedule 1 are free and clear of all debts, liens, claims, pledges, mortgages, encumbrances and security interests;

         (e) Seller shall not divulge, communicate, use to the detriment of Buyer or for the benefit of any other person or persons, or misuse in any way, any confidential or sensitive information or trade secrets of its business, including, but not limited to, personnel information, know-how, customer lists, or other financial and operating data in conjunction with the Dade Recycling Assets being transferred hereunder. Seller further acknowledges and agrees that any information or data pertinent to this Agreement they it has in its possession will be transferred to Buyer;

         (f) all pending or threatened litigation and any administrative or judicial proceedings of any nature involving any of the Dade Recycling Assets are described in Schedule 3. Seller shall be solely responsible for resolving any pending or threatened enforcement actions and/or any administrative or judicial proceedings as described or set forth in Schedule 3. The Seller knows of no other facts or circumstances which may result in any future civil, administrative or criminal proceedings against the Seller. The assets and/or insurance coverage of the Seller is adequate in character and amount to pay all damages, losses, liabilities and expenses relating to or arising from the litigation and proceedings described in Schedule 3;

         (g) except as specifically provided in Schedule 4, the Seller is not in default under any law, ordinance, or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality wherever located (other than as may be described elsewhere herein); and there are no claims, actions, suits or proceedings pending or threatened, against or affecting the Seller or any of the Assets at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, or before any arbitrator, arbitration panel or other dispute resolution panel, which may result in any material adverse change in the financial condition, results of operations, or Dade Recycling Assets or which will affect Buyer's ability to operate the MRF or which may question the validity or propriety of this Agreement or of any action taken or to be taken in accordance with or in connection with this Agreement; and the Seller has received no notice of any asserted past or present failure to comply with any law, ordnance, regulation, permit, order or requirement;

         (h) Except as specifically described in Schedule 3 or Schedule 4, the Seller has operated from its inception, and will continue to operate through Closing, legally and in compliance with all conditions and requirements of all applicable zoning laws, federal, state and local statutes, ordinances, rules, regulations ("Laws"), including environmental Laws, permits, policies, guidelines, orders, franchises, authorizations and consents;

         (i) Except as described in Schedule 3 or Schedule 4, the Seller is not subject to any judgment, writ, injunction, decree or other judicial order;

         (j) The Seller is not aware of any proposed law or regulation, including land use designation, or any event or condition of any character which would or could materially and adversely affect the Dade Recycling Assets being sold hereunder or the operation of the MRF;

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         (k) Except as described in Schedule 3 or Schedule 4, Seller has not received actually or contractually any notification (including requests for information directed to the Seller) of any past or present failure by the Seller to comply with any federal, state or local laws, regulations, permits, franchises or orders applicable to it or the Dade Recycling Assets or the operation of the MRF;

         (l) To the best of Seller's knowledge and belief, it has all permits, licenses and authorizations ("Permits") in place for operation of the MRF and all such Permits are transferable. Said permits are identified in the attached
Schedule 5 and complete copies of the Permits are attached to Schedule 5;

         (m) Buyer shall incur no liabilities and/or legal obligations whatsoever regarding the existing Solid Waste Disposal Revenue Bonds issued to Peerless Dade, Inc. by the Capital Projects Finance Authority as a result of Buyer entering into this Agreement.

         (n) Seller has disclosed all material facts necessary for Buyer to purchase the Dade Recycling Assets transferred hereunder;

         (o) To the best of Seller's knowledge and belief, all representations and warranties of Seller set forth in this Agreement, and in any written statements and Schedules prepared in connection with this Agreement, are true and correct as of the Closing.

         (p) To the best of Seller's knowledge and belief, all of the financial documents provided by Seller to Buyer fairly presents the information as of the date compiled.

         (q) Seller hereby represents and warrants that its financial books and records are available and it will, at its own cost and expense, provide audited financial statements. Seller will take any and all necessary actions to provide such audited financial statements. Seller further represents and warrants that it knows of no reason why it should not be able to provide such audited financial statements.

         (r) Seller shall not dissolve Peerless Dade, Inc. prior to 270 days after the Closing. However, Seller may convert the corporation to a Limited Liability Company.

         SECTION 9. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer hereby warrants, represents and covenants, as of the date of the execution of this Agreement and at Closing, that:

         (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida is now and has been at all times since its creation, duly authorized, qualified and licensed under all laws, regulations, ordinances and orders of public authorities to carry on their business.

         (b) Buyer has full legal right, power and authority (corporate and otherwise) to enter into this Agreement and to consummate the transactions contemplated by this Agreement. Buyer does not need to give any notice to, or make any filing with, or obtain the authorization, consent or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         (c) The execution, delivery and performance of this Agreement, the consummation of any transactions referred to in this Agreement or contemplated by this Agreement and the fulfillment of the terms hereof and thereof will not:
(i) conflict with, or result in a breach or violation of the Articles of Incorporation or By-Laws of Buyer; or (ii) conflict with, or result in a breach under any document, agreement or other instrument to which Buyer is a party.

         (d) The officer of Buyer executing this Agreement has the corporate authority to enter into and bind Buyer to the terms of this Agreement, and Buyer has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. All corporate action by Buyer necessary to approve the transaction, including both shareholder and director approvals, have been taken and a copy of the corporate resolution(s) authorizing this transaction will be delivered at Closing.

         (e) Buyer has made all filings with Securities and Exchange Commission that it is required to make under the Securities Act of 1933 (the "Act") and the Securities Exchange Act of 1934 (the "Exchange Act"), as amended collectively, the "Public Reports"). The Public Reports accurately and

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completely describe, in all material respects, Buyer's financial status, business operations and prospects as of the date of such filings, and do not contain any untrue statement of a material fact or omit any material fact(s) necessary to make the information contained in the filings not misleading.

         SECTION 10. HOLD HARMLESS AND INDEMNIFICATION. From and after the Closing, the Seller will indemnify and hold the Buyer and its assigns, subsidiaries, divisions, affiliates, officers, directors, agents and employees harmless from and against any damage, loss, liability or expense (including attorneys' fees and litigation expenses) incurred as a result of or in connection with:

         (a) the material untruth, violation or breach (collectively referred to as "breach") of any of the representations, warranties, agreements or obligations set forth in or made in connection with this Agreement; or

         (b) any occurrence, act or omission of the Seller, which occurrence, act or omission occurred prior to the Closing and for which the Seller is legally responsible; or

         (c) any liabilities not disclosed on any Schedule hereto affecting any Assets being transferred hereunder.

         Seller shall deliver 4,200 shares of the Stock Consideration, which becomes fully tradeable on January 2, 2002, to G. Stephen Manning, P.A. ("Escrow Agent") to be held in escrow as security for Seller's indemnification obligations regarding the material untruth violation or breach of the representations and warranties set forth in Section 8 of this Agreement ("Escrowed Shares"). Said Escrowed Shares shall be released to the Seller's individual shareholders or their designee if no claim of indemnification is asserted by the Buyer under this Section 10 within two hundred seventy (270) days of the Closing Date. Buyer will notify Escrow Agent in writing no later than the close of business on the 270th day from the Closing Date of any pending indemnification claim. In the absence of such notice, the Escrowed Shares may be released to the shareholders or their designee. The Buyer will give Seller written notice of each time Buyer becomes aware of any fact or circumstance which may give rise to an obligation of the Seller to indemnify Buyer under this
Section 10, which notice shall be accompanied by a copy of any claim made which may result in such obligation to indemnify. All claims for indemnification must be submitted by Buyer to Seller within Two Hundred Seventy (270) days of the Closing Date. The Buyer's claim for indemnification ("Indemnification Demand") shall state: (a) which of Seller's material representations or warranties are untrue or have been breached; (b) the amount of losses, damages or expenses which the Buyer has incurred or has suffered or is expected to suffer to which the Buyer may be entitled to indemnification pursuant to this Section 10. The Seller may object to the Indemnification Demand by sending Buyer a written notice stating the objections and grounds for the objections ("Indemnification Objection"). If no Indemnification Objection is sent within fifteen (15) days after Seller's receipt of the Buyer's Indemnification Demand, Seller shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within thirty (30) days. If for any reason the amount claimed in the Indemnification Demand is not paid within thirty (30) days, the Buyer may institute legal proceedings to enforce payment of the indemnification claim contained in the Indemnification Demand and any other claim for indemnification that the Buyer may have under this Agreement. Buyer agrees that it will not make a claim for indemnification under this Section 10 for matters in the aggregate having a value of less than $5,000.00. The Seller's liability for any Indemnification Demand is limited to the Escrowed Shares.

         SECTION 11. NON-COMPETITION AGREEMENT. As a material inducement to Buyer to enter into this Agreement, Seller shall cause its Shareholders, Everett
O. Harwell, Jr. ("EOH"), Kevin R. Kohn ("KRK") and Raymond F. Chase ("RFC") (collectively "Shareholders") to enter into Non-Competition Agreements, in form, substance and for consideration acceptable to the Buyer and Shareholders. Said Non-Competition Agreements shall be executed at the Closing and their terms shall include, but not be

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limited to, a restriction on EOH for a period of five (5) years and KRK and RFC for a period of three (3) years from the Closing, prohibiting the Shareholders from engaging (whether as owner, partner, stockholder, manager, employee, investor or otherwise) directly or indirectly, on their own behalf or on behalf of any competitor of Buyer, in the ownership, management or operation of a construction and demolition debris ("C&D") landfill, C&D transfer station or materials recovery facility within a one hundred (100) mile radius of any existing facility owned and operated by Peerless Big Apple, Inc. or Dade Recycling in Miami-Dade County, Florida. The restrictive covenant shall not apply to the Dade Recycling Landfill or NAMCO Metal Management, Inc. ("NAMCO") metals shredding facility, including any use of roll-off containers by NAMCO for storage of metals. EOH's restrictive covenant (Non-Compete) shall be incorporated into a two (2) year Consulting Agreement at annual compensation of $125,000.00.

         SECTION 12. DEFAULT BY BUYER. If the Buyer fails to perform any of the terms, covenants, conditions or obligations of this Agreement or in the event of any breach or default by Buyer under this Agreement, or any other documents executed or delivered in connection with the transactions contemplated by this Agreement, the Seller shall have all rights and remedies that may be available to Seller at law or in equity. No waiver by Seller of any such breach or default, whether intentional or not, shall be deemed to extend to any prior or subsequent breach or affect in any way any rights arising by virtue of any prior or subsequent breach or default. The Buyer shall not be deemed in breach or default under this Agreement until written notice of the breach or default has been given to the Buyer and the Buyer has failed to remedy the breach or default within ten (10) days of the receipt of said notice from Seller or their designated representative or counsel.

         SECTION 13. SURVIVAL OF REPRESENTATIONS. Except as set forth in Section 9 hereof, the representations, warranties, obligations and agreements of the parties contained in Sections 3 (and its subsections), 7, 8 and 9 of this Agreement or in any writing delivered pursuant to provisions of this Agreement shall survive the Closing and the consummation of these transactions and any examination on behalf of such parties.

         SECTION 14. GENERAL.

         (a) This Agreement and the schedules attached hereto embody the entire agreement of the parties in relation to the subject matter hereof, and all prior agreements have been merged into this Agreement. There are no understandings or agreements, verbal or otherwise, in relation thereto, existing or that are enforceable between the parties except as hereinabove expressly set forth. No change or modification of this Agreement shall be valid unless the same shall be in writing, signed by both of the parties hereto, and incorporated by reference herein;

         (b) Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective heirs, executors, administrators, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation over, or action against any party to this Agreement.

         (c) The rights and remedies to the parties to this Agreement in the event of default are cumulative, and the exercise of any right or remedy shall be without prejudice to the enforcement of any other right authorized by law, in equity or this Agreement. The pursuit of any remedy provided in this Agreement shall not constitute a forfeiture or waiver of any amount due for a defaulting party or the right to maintain an action for any damages accruing for breach. Forbearance to enforce one or more of the remedies provided by this Agreement, on an event of default, shall not be deemed or construed to constitute a waiver of the right to any remedy for that default.

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

         (d) The subject headings of the Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         (e) Each party to this Agreement agrees to pay its respective attorney, accounting or other fees, plus all costs arising out of the negotiation and preparation of this Agreement.

         (f) The validity and interpretation of this Agreement and of each and every clause, term and part hereof shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to conflict of laws.

         (g) Seller and Buyer represent to each other that no broker or finder has been employed by any of them in connection with this transaction. Each party agrees to indemnify the other against all loss, cost, damage or expense arising out of claims for fees or commission of brokers or finders employed or alleged to have been employed by such party.

         (h) All notices, requests, demands or other communications required or permitted under this Agreement shall be sent by overnight mail, next day delivery and fax, to Seller or Owner at their respective addresses appearing on the signature page hereof and to Buyer at the addresses set forth below, and notice shall be deemed given as of the date the notice is posted:

         Seller:                   Kevin R. Kohn
                                   President
                                   Peerless Dade, Inc.
                                   9471 Baymeadows Road, Suite 106
                                   Jacksonville, Florida 32256
                                   FAX: (904) 739-0306

         with a copy to:           G. Stephen Manning, Esq.
                                   c/o Lewis, Longman & Walker, P.A.
                                   9428 Baymeadows Road, Suite 625
                                   Jacksonville, Florida 32256
                                   FAX: (904) 737-3221

         Buyer:                    Patrick F. Marzano
                                   President
                                   Star Services Group, Inc.
                                   2075 North Powerline Road
                                   Pompano Beach, FL 33069
                                   FAX: (954) 970-0557

         with a copy to:           Samuel G. Weiss
                                   Weiss & Federici, LLP
                                   30 Main Street
                                   Port Washington, NY  11050
                                   FAX: (516) 944-7630

         (i) If any provision hereof is held or finally determined to be invalid or unenforceable to any extent for any reason, to the extent that such provision is valid and enforceable, the arbiters or court of competent jurisdiction, as the case may be, shall construe and interpret said provision to provide for maximum validity and enforceability. If any provision of this Agreement is invalid, illegal or unenforceable, the balance of this Agreement shall remain in effect.

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         (j) In connection with any action or dispute or dispute arising under this Agreement the prevailing party shall be entitled to an award of its expenses including reasonable attorney fees and disbursements incurred or paid before and at trial of any appellate proceedings.

         (k) This Agreement shall not be assigned by either party without the prior written consent of the other party. Notwithstanding the foregoing, it is agreed that Buyer may assign this Agreement to a subsidiary. However, no such assignment shall release Buyer from its obligations hereunder without the specific release thereof by Seller.

         (l) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         SECTION 15. BENEFIT AND DURATION. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and assigns. However, any assignment by Seller must be agreed to in writing by Buyer. This Agreement shall continue in effect until all the obligations, duties and warranties as specified herein, shall be fully performed and satisfied.

IN WITNESS WHEREOF, the parties hereto have set their hands on the day and year first above written.

                                           BUYER:
                                           STAR SERVICES GROUP, INC.

Attest:

BY: /s/ Angelo Marzano                     BY: /s/ Patrick F. Marzano
   --------------------------------           --------------------------------
   Corporate Secretary                         Patrick F. Marzano, Its President

                                           SELLER:
                                           PEERLESS MIAMI AVENUE, INC.

Attest:

BY: /s/ G. Stephen Manning                 BY: /s/ Kevin R. Kohn
   --------------------------------           --------------------------------
   Corporate Secretary                        Kevin R. Kohn, Its President




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